EXHIBIT 10.1

FIRST AMENDMENT TO
CONSULTING AGREEMENT

     This, the First Amendment to that Consulting Agreement (the “Agreement”) between Edward L. Moses and Horizon Offshore Contractors, Inc., entered into the 3rd day of December, 2003, is entered into by and between the parties effective the 1st day of April, 2004.

     For the mutual promises and covenants set forth herein, the parties do hereby agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the Agreement.

     2. Section 1 (a) is deleted in its entirety and replaced by the following:

          (a) Consultant shall perform services as directed by Company with respect to liaison with senior management of Pemex Exploracion y Produccion (“Pemex”) on collection of claims of the Company’s affiliate against Pemex (“Pemex claims”), liaison with Galva, S.A., and the Company’s attorneys with respect to arbitration of the Pemex claims, assisting in promotion of the Company and its affiliates in Mexico, establishment of an office facility acceptable to Company in its sole discretion for the Company’s affiliate in Mexico City, conducting a search for and presenting to the Company a candidate to represent the Company in Mexico and such other services as the Company may elect from time to time and the Consultant agrees to so serve for such periods of time as the Company may designate commencing on the date hereof and continuing on a day-to-day basis thereafter. The Consultant agrees to perform services regarding such matters and at such times as will be referred to him by the Company (the “Services”).

     3. Section 1 (c) is amended by adding the following:

     In exchange for Consultant’s services and covenants hereunder, the Company shall pay Consultant a fee of U.S. $125,000 for services rendered from May 1, 2004 to September 30, 2004. Company shall pay Consultant’s fee in equal monthly installments on or before the last business day of each month. Consultant may elect to defer any of such payments for services rendered between May 1, 2004 and September 30, 2004. If Consultant elects deferral, the amount of the deferred payments shall be added to the next payment.

     4. Section 3 (a) is deleted in its entirety and replaced by the following:

     The consultancy period shall terminate on September 30, 2004, unless earlier terminated pursuant to the terms of this Agreement.

     5. Except as expressly modified herein, all other terms and conditions of the Agreement are unchanged and remain in full force and effect.

Consultant	Horizon Offshore Contractors, Inc.

Date:	Date: